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EXHIBIT 99.2

Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
and
Premier Finance Biloxi Corp.

EXCHANGE OFFER
TO HOLDERS OF ITS
10 3/4% FIRST MORTGAGE NOTES DUE 2012
NOTICE OF GUARANTEED DELIVERY

         As set forth in the Prospectus dated                        , 2004 (the "Prospectus") of Premier Entertainment Biloxi LLC and Premier Finance Biloxi Corp. (collectively, the "Company") under "The Exchange Offer—How to Tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange up to $160,000,000 in principal amount of its 10 3/4% First Mortgage Notes due 2012 (the "Exchange Notes") for all of its outstanding 10 3/4% First Mortgage Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission, letter, or courier to the Exchange Agent.

To:
U.S. Bank National Association
(the "Exchange Agent")
By Facsimile:
(651) 495-8158
Confirm by telephone:
(800) 934-6802
By Mail, Hand or Courier:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Specialized Finance Department

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes
Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented by Original Notes Certificate(s):

Account Number

Date:	, 2004

Sign Here
Signature(s)

Please Print the Following Information
Name(s):

Address:

Area Code and Tel. No(s):

2

GUARANTEE

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A:d-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm

Authorized Signature

Number and Street or P.O. Box

City	State	Zip Code

Area Code and Tel. No.

Dated:	, 2004

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Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi) and Premier Finance Biloxi Corp.
EXCHANGE OFFER TO HOLDERS OF ITS 10 3/4% First Mortgage Notes due 2012 NOTICE OF GUARANTEED DELIVERY
GUARANTEE